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                                                              EXHIBIT 9(b)(3)(v)

                               AMENDMENT NO. 4
                      ADMINISTRATIVE SERVICES AGREEMENT

        The Administrative Services Agreement (the "Agreement"), dated October 18, 1993, as amended, by and between A I M Advisors, Inc., a Delaware corporation and A I M Fund Services, Inc., a Delaware corporation, on behalf of the Portfolios and Classes of shares of the Funds set forth in Appendix A thereto is hereby amended as follows:

        Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                 "APPENDIX A

AIM SUMMIT FUND, INC."


        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: November 1, 1994


                                       A I M ADVISORS, INC.


Attest:/s/ STEPHEN I. WINER            By:/s/ ROBERT H. GRAHAM
       -------------------------          --------------------------
         Assistant Secretary              Robert H. Graham
                                          President

(SEAL)


                                       A I M FUND SERVICES, INC.


Attest:/s/ STEPHEN I. WINER            By:/s/ JOHN CALDWELL
       -------------------------          --------------------------
       Assistant Secretary                John Caldwell
                                          President

(SEAL)